Exhibit 10.2

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made as of           , 2008 by and between Liberty Lane Acquisition Corp. (the “Company”) and American Stock Transfer & Trust Company (the “Trustee”).

WHEREAS, the Company’s Registration Statement on Form S-1, as amended, No. 333-149886 (together with any registration statement filed pursuant to Rule 462(b), the “Registration Statement”), for its initial public offering (the “IPO”) of its units (the “Units”), each comprised of one share of common stock, par value $0.001 per share, and one half of one warrant to purchase one share of common stock, has been declared effective as of the date hereof by the Securities and Exchange Commission (the “Effective Date”);

WHEREAS, Goldman, Sachs & Co.  is acting as the underwriter in the IPO (the “Underwriter”) pursuant to an underwriting agreement dated on or about the date hereof between the Company and the Underwriter (the “Underwriting Agreement”);

WHEREAS, the Company has agreed to issue warrants in a private placement that will occur prior to the IPO (the “Private Placement”);

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), $340,950,000 of the net proceeds of the IPO and the Private Placement (or $392,400,000 if the Underwriter’s option to purchase additional Units in the IPO is exercised in full) will be delivered to the Trustee to be deposited and held in the Trust Account (as defined below) for the benefit of the Company and the holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”), included in the Units issued in the IPO. The amount to be delivered to the Trustee, together with income earned thereon, will be referred to herein as the “Property;” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders;” and the Public Stockholders and the Company will be collectively referred to as the “Beneficiaries”);

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property consists of $10,500,000 (or $12,075,000 if the Underwriter’s option to purchase additional Units in the IPO is exercised in full) attributable to deferred underwriting discounts and commissions that will become payable, subject to reduction as provided in the Underwriting Agreement, by the Company to the Underwriter only upon the consummation of a Business Combination (as such term is defined in the Amended and Restated Certificate) (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Agreements and Covenants of Trustee.  The Trustee hereby agrees and covenants to:

(a) hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in a segregated trust account (the “Trust Account”) established by the Trustee at JP Morgan/Chase Manhattan Bank, N.A.;

(b) manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) in a timely manner, upon the written instruction of the Company, to invest and reinvest the Property in United States “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “1940 Act”), with a maturity of 180 days or less, or in any open ended investment company registered under the 1940 Act selected by the Company that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) under Rule 2a-7 promulgated under the 1940 Act, as determined by the Company; provided, that upon the request of the Company, the Trustee shall be required to (1) invest such requested amount directly in United States treasury bonds, bills or notes (“Treasuries”) identified by the Company and (2) sell, transfer or otherwise dispose of Treasuries identified by the Company; provided, further, that the amount of Treasuries held at any time may not exceed $10,000,000;

(d) collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) promptly notify the Company of all communications received by it with respect to any Property requiring action by the Company;

(f) promptly supply any information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account or the Company;

(g) participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) render to the Company, and to such other persons as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) release to the Company each month the interest earned on the Property, until a maximum of $5,000,000 of such interest has been released to the Company from the Trust Account, unless the Trustee has received notice from the Company that any interest income should be set aside to pay taxes in accordance with Section 1(j);

(j) upon written instructions from the Company, deliver to the Company or to such governmental entity or taxing authority as the Company shall direct, on a quarterly basis, from the Property in the Trust Account, an amount equal to the taxes payable by the Company, if any, relating to interest earned on the Property and any franchise taxes payable by the Company;

(k) upon written instructions from the Company, deliver to the Company up to $100,000 of the interest earned on the Property in the Trust Account for the purpose of paying the Company’s costs and expenses of implementing a plan of distribution in connection with the dissolution and liquidation of the Company in the event that the Company fails to consummate a Business Combination; provided that such amounts will be delivered to the Company only to the extent that there remains in the Trust Account interest earned on the Property in excess of taxes payable by the Company relating to the interest earned on the Property; and

(l) commence liquidation of the Trust Account only upon receipt of and only in accordance with the terms of a letter (the “Termination Letter” ), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B, signed on behalf of the Company by the Chairman of its Board of Directors, its Chief Executive Officer or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein. The Trustee understands and agrees that, except as provided in Section 1(i), 1(j) and 1(k) hereof, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter.

2. Agreements and Covenants of the Company.  The Company hereby agrees and covenants:

(a) to provide all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of its Board of Directors, Chief Executive Officer or other authorized officer of the Company;

(b) to hold the Trustee harmless and indemnify the Trustee from and against, any and all out-of-pocket expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence, willful misconduct or bad faith. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) to pay the Trustee a fee of $3,000, which shall be the full amount owing to the Trustee hereunder. It is expressly understood that the Property shall not be used to pay such fee, except as disbursed to the Company as provided herein. The Company shall pay the Trustee such fee upon the consummation of the IPO. The Company shall not be responsible for any other fees or charges of the Trustee, except as set forth in this Section 2(c) and as may be provided in Section 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections); and

(d) in connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such Business Combination.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) take any action with respect to the Property, other than as directed in Section 1 hereof;

(b) institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) change the investment of any Property, other than in compliance with Section 1(c);

(d) refund any depreciation in principal of any Property invested in accordance with Section 1(c);

(e) assume that the authority of any person designated by the Company to give written instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) the Company or to anyone else for any action taken or omitted by it in compliance with this Agreement, or any action suffered by it to be taken or omitted in compliance with this Agreement, in good faith and in the exercise of its own best judgment, except for its gross negligence, willful misconduct or bad faith. The Trustee may rely conclusively on, and shall be protected in acting upon, any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; or

(h) verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Sections 1(i), 1(j) and 1(k) above.

4. No Right of Set-Off.  The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account. In the event that the Trustee has a claim against the Company under this Agreement, including, without limitation, under Section 2(b), the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

5. Termination.  This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within 90 days of receipt of the resignation notice from the Trustee, the Trustee may, upon written notice to the Company, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and, upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(l) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b) hereof.

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information and of any change in its authorized personnel.

(b) This Agreement may be executed in any number of original or facsimile counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). The parties hereto agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

(d) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided that such action shall not materially adversely affect the interests of the Public Stockholders; provided, further, that such action shall not materially adversely affect the right of the Underwriter to receive the Deferred Discount as contemplated herein without the written consent of the Underwriter. Any other change, waiver, amendment or modification to this Agreement shall be subject to approval by a majority of the Public Stockholders. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (i) if mailed, two days after the date of mailing, (ii) if sent by national courier service, one business day after being sent, (iii) if delivered personally, when so delivered, or (iv) if sent by facsimile transmission, on the second business day after such facsimile is transmitted, in each case as follows:

If to the Trustee, to:
American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attn: George Karfunkel
Fax: (718) 331-1852

If to the Company, to:

Liberty Lane Acquisition Corp.
One Liberty Lane
Hampton, New Hampshire 03842
(603) 929-260
Attn: Kevin P. Clark
Fax: (603) 926-0222

In either case with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn: Jennifer A. Bensch, Esq.
Fax: (212) 735 -2000

If to the Underwriter, to:

Goldman, Sachs & Co.
85 Broad St.
New York, New York 10004
Attn: Registration Department
Fax: (212) 902-3000

With a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attn: Raymond Check, Esq.
Fax: (212) 225-3999

(f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company and the Underwriter. This Agreement may be assigned by the Company to a wholly-owned subsidiary of the Company upon written notice to the Trustee.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h) The Trustee hereby consents to the inclusion of American Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.

(i) The Underwriter shall be a third party beneficiary of this Agreement.

[Remainder of document intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

AMERICAN STOCK TRANSFER & TRUST
COMPANY, as Trustee

By:
Name:
Title:

LIBERTY LANE ACQUISITION CORP.

By:
Name:
Title:

EXHIBIT A

[LETTERHEAD OF COMPANY]

[DATE]

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attn: George Karfunkel

Re:  Trust Account No. [         ] Termination Letter

Gentlemen:

Pursuant to Section 1(l) of the Investment Management Trust Agreement between Liberty Lane Acquisition Corp. (the “Company”) and American Stock Transfer & Trust Company (the “Trustee”), dated as of [          ], 2008 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with [          ] (the “Target Business”) to consummate a Business Combination with Target Business on or about [INSERT DATE]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Trust Agreement.

Pursuant to Section 2(d) of the Trust Agreement, we are providing you with [an affidavit] [a certificate] of [          ], which verifies the vote of the Company’s stockholders in connection with the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing on the Consummation Date.

On the Consummation Date, the Company shall deliver to you (i) written notification (the “Notification of Consummation”) that the Business Combination has been consummated and (ii) written instructions (the “Instruction Letter”) with respect to the transfer of the funds held in the Trust Account. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification of Consummation and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

LIBERTY LANE ACQUISITION CORP.

By:
Name:

Title:

A-1

EXHIBIT B

[LETTERHEAD OF COMPANY]

[DATE]

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attn: George Karfunkel

Re:  Trust Account No. [          ] Termination Letter

Gentlemen:

Pursuant to Section 1(l) of the Investment Management Trust Agreement between Liberty Lane Acquisition Corp. (the “Company”) and American Stock Transfer & Trust Company (the “Trustee”), dated as of [          ], 2008 (the “Trust Agreement”), this is to advise you that the Company has been dissolved due to the Company’s inability to effect a Business Combination within the time frame specified in the Registration Statement. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Trust Agreement.

Attached hereto is a certified copy of the Certificate of Dissolution as filed with the Secretary of State of Delaware. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account as promptly as practicable. You will notify the Company and [          ] (the “Designated Paying Agent”) in writing at [insert address] as to when all of the funds in the Trust Account will be available for immediate transfer (the “Transfer Date”). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date, so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company’s instructions. On the Transfer Date, you shall transfer such funds directly to the Designated Paying Agent. You shall have no obligation to oversee the Designated Paying Agent’s distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall terminate in accordance with the terms thereof.

Very truly yours,

LIBERTY LANE ACQUISITION CORP.

By:
Name:

Title:

B-1

EXHIBIT C

AUTHORIZED INDIVIDUAL(S)
FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)

Company:
Liberty Lane Acquisition Corp. One Liberty Lane Hampton, New Hampshire 03842 Attn: Kevin P. Clark	(603) 929-2412

Trustee:
American Stock Transfer & Trust Company 59 Maiden Lane New York, New York 10038 Attn: George Karfunkel	(718) 921-8201

C-1